Exhibit 3.4

BYLAWS OF

CORNERSTONE FAMILY SERVICES OF

WEST VIRGINIA SUBSIDIARY, INC.,

a West Virginia Corporation

(the “Corporation”)

These Bylaws are adopted by this Corporation and are supplemental to the West Virginia Business Corporation Act (§§ 31D-1-101 to 31D-17-1703) as the same shall from time to time be in effect.

ARTICLE I. NAME AND SEAL.

Section 101. Interested Directors, Officers and Shareholders. The name of the Corporation is Cornerstone Family Services of West Virginia Subsidiary, Inc. The Corporation may carry on its activities under or through such fictitious names as it may desire in accordance with law.

Section 102. State of Incorporation. The Corporation has been incorporated under the laws of the State of West Virginia.

Section 103. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, the words “Corporate Seal”, and the name of the State of Incorporation. The seal may be used by any person authorized by the Board of Directors of the Corporation or by these Bylaws by causing the seal or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

ARTICLE II. REGISTERED AND PRINCIPAL OFFICES.

Section 201. Registered Office. The registered office of the Corporation in the State of Incorporation shall be located care of Corporation Service Company, 209 West Washington Street, Charlestown, WV 25302, or at such other location within the State of West Virginia as the Board of Directors of the Corporation shall from time to time determine.

Section 202. Offices. The principal office of the Corporation and any other offices of the Corporation shall be located at such places, within and without the State of West Virginia, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE III. MEETINGS OF SHAREHOLDERS.

Section 301. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the State of West Virginia, as shall be determined by the Board of Directors from time to time. If no such place is fixed by the Board of Directors, meetings of the shareholders shall be held at the principal office of the Corporation.

Section 302. Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such place and at such time as the Board of Directors shall fix. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable statute or regulation.

Section 303. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the President, or by the shareholders entitled to cast at least one-third of the votes which all shareholders are entitled to cast at the particular meeting. Upon the call of a special meeting, under these Bylaws or applicable law, which call shall specify the general nature of the business to be transacted at such meeting, it shall be the duty of the Secretary to fix the date, time and place of such meeting, which shall be held not less than five (5) nor more than sixty (60) days after the receipt of such call, and to give due notice thereof as required by Section 305 hereof; provided, however, that if the meeting is called by the Board of Directors and the Board fixes the date, time and place of the meeting, the Secretary shall give notice of the date, time and place of the meeting as fixed by the Board of Directors. If the Secretary neglects or refuses to fix the date, time and place of such meeting within three (3) days of being requested to do so by the person or persons calling the meeting, the person or persons calling the meeting may do so.

Section 304. Conduct of Shareholders’ Meetings. Subject to Section 803 hereof, the President shall preside at all shareholders’ meetings, or, in his or her absence, any vice president. The officer presiding over the shareholders’ meeting may establish such rules and regulations for the conduct of the meeting as he or she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation.

Section 305. Notices of Meetings of Shareholders. Written notice, complying with Article X of these Bylaws, stating the date, time and place and, in the case of special meetings, the general nature of the business to be transacted at any such meeting of the shareholders, shall be given to each shareholder of record entitled to vote at the meeting, except as provided in the West Virginia Business Corporation Act, as amended (the “West Virginia CA”), at least five (5) days prior to the day named for the meeting, provided that notice shall be given at least ten (10) days prior to the day named for a meeting to consider a merger, consolidation, division, conversion or other such fundamental change under the West Virginia CA. Such notices may be given by, or at the direction of, the Secretary or other authorized person, If the Secretary or other authorized person neglects or refuses to give notice of a meeting within three (3) days after the date, time and place of the meeting have been fixed, the person or persons calling the meeting may do so.

Section 306. Quorum of and Action by Shareholders.

(a) General Rule. Except as provided in subsections (a), (d) and (e) of this Section 306, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration and action on the matter. Unless the West Virginia CA permits otherwise, the preceding sentence may be modified only by a Bylaw amendment adopted by the shareholders. To the extent that a quorum is present with respect to consideration of and action on a particular matter or matters but a quorum is not present as to another matter or matters, consideration of and action on the flatter or matters for which a quorum is present may occur and, after such consideration and action, the meeting may be adjourned for purposes of the consideration of and action on the matter or matters for which a quorum is not present,

(b) Action by Shareholders. Whenever any corporate action is to be taken by vote of the shareholders of the Corporation at a duly organized meeting of shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders present, in person or by proxy, entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders present, in person or by proxy, entitled to vote as a class. Unless the West Virginia CA permits otherwise, this Section 306(b) may be modified only by a Bylaw amendment adopted by the shareholders.

(c) Withdrawal. The shareholders present at a duly organized meeting can continue to do business until adjournment on matters for which a quorum was present, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Unless the West Virginia CA permits otherwise, this Section 306(c) may be modified only by a Bylaw amendment adopted by the shareholders.

(d) Election of Directors at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting of shareholders at which directors are to be elected that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of electing directors. Unless the West Virginia CA permits otherwise, this Section 306(d) may be modified only by a Bylaw amendment adopted by the shareholders.

(e) Conduct of Other Business at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter. Unless the West Virginia CA permits otherwise, this Section 306(e) may be modified only by a Bylaw amendment adopted by the shareholders,

Section 307. Adjournments.

(a) General Rule. Adjournments of any regular or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each as the shareholders present and entitled to vote shall direct, until the directors have been elected.

(b) Lack of Quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided in the West Virginia CA, adjourn the meeting to such date, time and place as they may determine. Unless the West Virginia CA permits otherwise, this Section 307(b) may be modified only by a Bylaw amendment adopted by the shareholders.

(c) Notice of an Adjourned Meeting. When a meeting of shareholders is adjourned, it shall not be necessary to give any nonce of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting or the West Virginia CA requires notice of the business to be transacted and such notice has not previously been given.

Section 308. Voting List, Voting and Proxies.

(a) Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the date, time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof

(b) Voting. Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote of shares. Votes shall be taken by ballot if so directed by the presiding officer, or if a shareholder demands, before the vote begins, that it be taken by ballot. Otherwise, votes shall be taken by voice vote or show of hands, as directed by the presiding officer.

(c) Proxies. At all meetings of shareholders, shareholders entitled to vote may attend and vote either in person or by proxy. Every proxy shall be executed in writing by the shareholder or by such shareholder’s duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

(d) Judges of Election. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint one (1) or three (3) Judges of Election, who need not be shareholders and who will have such duties as prescribed by the Board, to act at the meeting or any adjournment thereof. If one (1) or three (3) Judges of Election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint one (1) or three (3) Judges of Election at the meeting. In case any person appointed as a Judge of Election fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer. A person who is a candidate for office to be filled at the meeting shall not act as a Judge of Election. Unless the West Virginia CA ‘permits otherwise, this Section 308(d) may be modified only by a Bylaw amendment adopted by the shareholders.

Section 309. Participation in Meetings by Conference Equipment. Subject to the policy, if any, established from time to time by the Board of Directors on the subject, the presiding officer may permit, with respect to a particular meeting of shareholders, one or more persons to participate in such meeting of the shareholders, to be counted for the purposes of determining a quorum and to exercise all rights and privileges to which each such person might be entitled were each such person personally in attendance, including the right to vote, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Unless the Board of Directors so provides or the presiding officer so permits, no person may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment. If requested prior to or during a meeting, the presiding officer will advise any shareholder promptly whether such permission will be granted for a particular meeting, and if granted by the presiding officer such permission will be irrevocable for that meeting. If the request is made prior to the meeting, the presiding officer for purposes of the preceding sentence shall be deemed to be a person designated by these Bylaws to preside at a meeting of shareholders.

Section 310. Action by Unanimous Consent of Shareholders. Any action required or permitted to be taken at a meeting of the shareholders or a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto in writing (executed personally or by proxy) shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book.

Section 311. Action by Less than Unanimous Consent of Shareholders. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consent shall be filed with the Secretary of the Corporation. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. The action shall not become effective until after at least ten (10) days’ written notice of such action shall have been given to each shareholder entitled to vote thereon who has not consented thereto. The Secretary shall give written notice of such action to each shareholder entitled to vote thereon, including those shareholders who consented thereto, within five (5) days following the Secretary’s receipt of such written consent. If the Secretary fails to give such notice, any consenting shareholder may give such notice on behalf of the Secretary. Without limiting the generality of the foregoing, an action by written consent pursuant to this provision (i) may be taken for the election or reelection of directors to serve for a normal term, (ii) may cover any other matters that could be covered at an annual or other meeting of shareholders, and (iii) will, if the annual election of directors is accomplished by such written consent, eliminate the requirement of the West Virginia CA for an annual or other meeting of shareholders in the calendar year of the written consent.

Section 312. Annual Financial Statements. Unless otherwise agreed between the Corporation and a shareholder, the Corporation shall furnish to its shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and statement of income and expenses for the fiscal year. The financial statements shall be prepared on the basis of generally accepted accounting principles, if the Corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the Corporation and one or more of its subsidiaries. The financial statements shall be mailed by the Corporation to each of its shareholders entitled thereto within one hundred twenty (120) days after the close of each fiscal year and, after the mailing and upon request, shall be mailed by the Corporation to any shareholder or beneficial owner entitled thereto to whom a copy of the most recent annual financial statements has not previously been mailed. Statements that are audited or reviewed by a public accountant shall be accompanied by the report of the accountant; in other cases, each copy shall be accompanied by a statement of the person in charge of the financial records of the Corporation (i) stating such person’s reasonable belief as to whether or not the financial statements were prepared in accordance with generally accepted accounting principles and, if not, describing the basis of presentation, and (ii) describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

ARTICLE IV. DIRECTORS AND BOARD MEETINGS.

Section 401. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as axe not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 402. Number of Directors. The Board of Directors shall consist of such number of directors to be elected as shall be determined by the Board of Directors or shareholders from time to time (any such determination by the Board of Directors shall be subject to the power of the shareholders to change or modify such action). The directors shall be elected by the shareholders at the annual meeting of shareholders to serve until the next annual meeting of shareholders. Each director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office as herein provided has otherwise expired, except in the event of his or her earlier death, resignation or removal.

Section 403. Vacancies. Each director shall hold office until the expiration of the term for which such director was selected and until such director’s successor has been selected and qualified or until such director’s earlier death, resignation or removal. Any vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board (though less than a quorum) or by a sole remaining director or by the shareholders and each person so selected shall be a director to serve for the balance of the unexpired term.

Section 404. Resignations. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Section 405. Removal. The entire Board of Directors or any individual director may be removed from office without assigning any cause by vote of the shareholders. Unless the West Virginia CA permits otherwise, this Section 405 may be modified only by a Bylaw amendment adopted by the shareholders.

Section 406. Compensation of Directors. No director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable fee to be paid each director for his or her services in attending meetings of the Board.

Section 407. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day and at such hour as the Board shall from time to time designate. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the directors are elected. Notice of regular meetings of the Board of Directors need not be given, unless the same is rescheduled to be held at other than the date, time and place for holding such meeting as fixed in accordance with this Section 407, in which event at least one (1) calendar’s notice (either verbal or in writing) shall be given of the date, time and place of such meeting.

Section 408. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called whenever a majority of members of the Board in office so request in writing. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the .Secretary to each member of the Board at least one (1) calendar day before the date of such meeting.

Section 409. Place of Meetings. Meetings of the Board of Directors may be held at such place within or without the State of West Virginia as a majority of directors in office may designate from time to time or as may be designated in the notice of the meeting.

Section 410. Participation in Meetings by Conference Equipment. Any director may participate in any meeting of the Board of Directors or of any committee (provided such director is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which such director might be entitled were such director personally in attendance, including the right to vote, or any other rights attendant to presence in person at such meeting, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 411. Quorum; Action by the Board of Directors. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place.

Section 412. Informal Action by the Board of Directors. Any action required or permitted to be taken at a meeting of the directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto by all of the directors in office (or members of the committee with respect to committee action) is filed with the Secretary of the Corporation. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Written consents by all of the directors or committee members, as the case may be, executed pursuant to this Section 412 may be executed in any number of counterparts and shall be deemed effective as of the date set forth therein.

Section 413. Reports and Records. The reports of officers and committees shall be filed with the Secretary of the Corporation. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

Section 414. Executive Committee. The Board of Directors may, without limiting its right to establish other committees, establish an Executive Committee of the Board which shall consist of any one or more directors. The Executive Committee shall have and exercise the authority of the Board of Directors in the management and affairs of the Corporation between meetings of the Board, except as otherwise provided in the resolution establishing the Executive Committee.

Section 415. Other Committees.

(a) Establishment and Powers. The Board of Directors of the Corporation may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. Any committee, to the extent provided in the applicable resolution of the Board of Directors or in the Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

(i) The submission to shareholders of any action requiring approval of shareholders pursuant to the West Virginia CA.

(ii) The creation or filling of vacancies in the Board of Directors.

(iii) The adoption, amendment or repeal of the Bylaws.

(iv) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors.

(v) Action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board of Directors, except that if the Board has an executive committee, the executive committee may take action upon a subject matter committed by the Bylaws or resolution of the Board of Directors to another committee of the Board of Directors unless the Bylaws or a resolution adopted by the Board of Directors expressly provides that another committee shall have the exclusive authority among the committees of the Board of Directors with respect to such subject matter.

(b) Alternate Members. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purpose of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

(c) Term. Each committee and member thereof of the Board of Directors shall serve at the pleasure of the Board of Directors.

(d) Status of Committee Action. The term “Board of Directors” or “Board,” when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of these Bylaws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Section 415.

Section 416. Chairman of the Board. The directors may choose a Chairman of the Board who shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.

ARTICLE V. OFFICERS.

Section 501. Officers. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers or assistant officers as the Board of Directors may from time to time deem advisable. Except for the President, Secretary and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. Officers shall be elected by the Board of Directors at the time and in the manner as the Board of Directors from time to time shall determine. Each officer shall hold office for a term extending until the first regular meeting of the Board of Directors following the annual meeting of shareholders and until his or her successor shall have been elected and shall qualify, except in the event of his or her earlier resignation or removal, and except that the officers shall serve at the pleasure of the Board of Directors. Officers may, but need not, be directors. The President and the Secretary shall not be the same person.

Section 502. President. The President shall be the Chief Executive Officer and shall have general supervision of all of the departments and business of the Corporation; he or she shall prescribe the duties of the other officers and employees and see to the proper performance thereof; unless otherwise determined by the Board of Directors. The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. As authorized by the Board of Directors, he or she shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all instruments requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. In the exercise of these duties and subject to the actions of the Board of Directors, the President may appoint, suspend, and discharge employees, agents and assistant officers, fix the compensation of all officers (except that of the President and any other position as an officer the President may hold) and assistant officers, shall preside at all meetings of the shareholders at which the President shall be present (subject to Section 803 of these Bylaws) and unless there is a Chairman of the Board or the President is not a director, shall preside at all meetings of the Board of Directors at which the President shall be present. The President shall perform such other duties as may be prescribed by the Board of Directors.

Section 503. Vice Presidents. The Vice Presidents shall perform such duties and do such acts as may be prescribed by the Board of Directors or the President. Subject to the provisions of this Section, the Vice Presidents in order of their seniority (except to the extent the Board of Directors or the President may designate otherwise) shall perform the duties and have the powers of the President in the event of his or her absence or disability.

Section 504. Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall act under the direction of the President. Subject to the direction of the President or the Board of Directors, the Treasurer shall have custody of the Corporation funds and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys in the name and to the credit of the Corporation in such depositories as may be designated or authorized by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking appropriate vouchers for such disbursements, and shall on request render to the President and the Board of Directors, at its meetings, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 505. Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall act under the direction of the President. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation, and, when authorized by the President or the Board of Directors, cause it to be affixed to any instruments requiring it.

Section 506. Assistant Officers. Any assistant officers elected by the Board of Directors shall have such duties as may be prescribed by the Board of Directors, the President, or the officer to whom they are an assistant. Assistant officers shall perform the duties and have the power of the officer to whom they are an assistant in the event of such officer’s absence or disability.

Section 507. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all officers, except the President (and any other position as an officer the President may hold), shall be fixed by the President.

Section 508. General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors.

Section 509. Removal of Officers. Any officer of the Corporation may be removed, with or without cause, by the affirmative vote of a majority of all directors then in office; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Election, appointment or designation of an officer, even though for a specified term, shall not of itself create contract rights

Section 510. Vacancies. Vacancies occurring among the officers shall be filled by a vote of the Board of Directors. Each officer elected to fill a vacancy shall serve for the balance of the unexpired term of such officer or until his or her successor is duly elected and qualified, except in the event of his or her earlier death, resignation or removal.

ARTICLE VI. PERSONAL, LIABILITY OF DIRECTORS, OFFICERS AND OTHER PERSONS, AND INDEMNIFICATION.

Section 601. Personal Liabilities of Directors.

(a) A director of this Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

(1) the director has breached or failed to perform the duties of his or her office under the West Virginia CA; and

(2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

(b) Section 601 shall not limit a director’s liability for monetary damages to the extent prohibited by the West Virginia CA.

Section 602. Mandatory Indemnification of Directors, Officers and Other Persons. The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys’ fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in Section 604 hereof. Persons who were directors or officers of the Corporation prior to the date this Section is approved by shareholders of the Corporation, but who do not hold such office on or after such date, shall not be covered by this Section 602. A director or officer of the Corporation entitled to indemnification under this Section 602 is hereafter called a “person covered by Section 602 hereof.”

Section 603. Expenses. Expenses incurred by a person covered by Section 602 hereof in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section 604.

Section 604. Exceptions. No indemnification under Section 602 or advancement or reimbursement of expenses under Section 603 shall be provided to a person covered by Section 602 hereof (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self-dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the Corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld. The Board of Directors of the Corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification under Section 602 or advancement or reimbursement of expenses under Section 603, but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.

Section 605. Continuation of Rights. The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 606. General Provisions.

(a) The term “to the fullest extent permitted by applicable law,” as used in this Article, shall mean the maximum extent permitted by public policy, common law or statute. Any person covered by Sections 602 and/or 603 hereof may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person’s option, (i) on the basis of the applicable law on the date this Article was approved by shareholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification, advancement or reimbursement is sought.

(b) The right of a person covered by Section 602 hereof, to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 603, (i) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person, (ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification of this Article with respect to events, acts or omissions occurring before such rescission or restrictive modification is adopted.

(c) If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation’s primary banker) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorneys’ fees and costs) of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

(d) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in such director or officer’s official capacity and as to action in another capacity while holding that office.

(e) Nothing contained in this Article shall be construed to limit the rights and powers the Corporation possesses under the West Virginia CA (as amended from time to time) or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification, advancement or reimbursement obligations, and any other rights or powers the Corporation may otherwise have under applicable law.

(f) The provisions of this Article may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any person covered by Section 602 hereof by a written agreement signed by the Corporation and such person.

(g) The Corporation shall have the right to appoint the attorney for a person covered by Section 602 hereof, provided such appointment is not unreasonable under the circumstances,

Section 607. Optional Indemnification. The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than those covered by this Article.

ARTICLE VII. SHARES OF CAPITAL STOCK.

Section 701. Authority to Sign Share Certificates. Every share certificate shall be signed by the President or one of the Vice Presidents and by the Secretary or one of the Assistant Secretaries.

Section 702. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if said shareholder shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or President or the Secretary; and (c) satisfied any other reasonable requirements (including, without limitation, providing a surety bond) fixed by the Board of Directors, or the President or the Secretary.

Section 703. Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer.

Section 704. Determination of Shareholders of Record.

(a) Fixing Record Date. The Board of Directors of the Corporation may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than fifty (50) days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

(b) Determination when No Record Date Fixed. If a record date is not fixed, and to the extent permitted by the West Virginia CA:

(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(ii) The record date for determining shareholders entitled to:

(A) express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary;

(B) call a special meeting of the shareholders; or

(C) propose an amendment of the Articles of Incorporation (the “Articles”);

shall be, respectively, the close of business on the day on which the first written consent or dissent, request for a special meeting or petition proposing an amendment of the Articles is filed with the Secretary of the Corporation.

(iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VIII. GENERAL.

Section 801. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 802. Signing Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer, officers, or other person or persons as the Board of Directors may from time to time designate.

Section 803. Designation of Presiding and Recording Officers. The directors or shareholders, at any meeting of directors or shareholders, as the case may be, shall have the right to designate any person, whether or not an officer, director or shareholder, to preside over or record the proceedings of such meeting.

Section 804. Text of Proposed Resolution in Written Notice. Whenever the language of a proposed resolution is included in a written notice to shareholders, the shareholders’ meeting considering the resolution may adopt it with such clarifying or other amendments as do not enlarge its original purpose, without further notice to shareholders not present in person or by proxy. Where no notice of the purpose of a meeting is required to be given under the provisions of the West Virginia CA or the Articles or these Bylaws, a resolution that enlarges the original purpose of a previously transmitted draft is permissible and the previous sentence of this Section 804 shall not be applicable.

Section 805. Emergency Bylaws. In the event of any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, and until the termination of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws:

(a) A special meeting of the Board of Directors may be called by any officer or director upon one (1) hour’s notice, and

(b) The director or directors in attendance at the meeting shall constitute a quorum,

Section 806. Severability. If any provision of these bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these bylaws and such other provisions shall continue in full force and effect.

ARTICLE IX. AMENDMENT OR REPEAL.

Section 901. Amendment or Repeal by Shareholders. These Bylaws may be amended or repealed, in whole or in part, by a vote of a majority of the votes cast by all shareholders present, in person or by proxy, at any annual or special meeting of the shareholders duly convened after notice to the shareholders of that purpose.

Section 902. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of a majority of the Board of Directors (but not a committee thereof) at any regular or special meeting of the Board duly convened, subject to the power of the shareholders to change or modify such action, provided that the Board of Directors shall not have the power to amend these Bylaws on any subject that is expressly committed to the shareholders by the express terms hereof, by the West Virginia CA or otherwise.

Section 903. Recording Amendments and Repeals. The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or repeal and a notation of whether such amendment or repeal was adopted by the shareholders or the Board of Directors.

ARTICLE X. NOTICES; COMPUTING TIME PERIODS.

Section 1001. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these Bylaws, the Articles of Incorporation or otherwise, the notice shall specify the date, time and place of the meeting; in the case of a special meeting of shareholders or where otherwise required by law or the Bylaws, the general nature of the business to be transacted at such meeting; and any other information required by law.

Section 1002. Method of Notice. Whenever written notice is required to be given to any person under the provisions of the Articles of Incorporation or these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to such person’s address (or to such person’s telex, TWX or facsimile number) appearing on the books of the Corporation or, in the case of directors, supplied by such director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex, TWX or facsimile transmission, when dispatched. Except as otherwise provided herein, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary.

Section 1003. Computing Time Periods.

(a) Days to Be Counted. In computing the number of days for purposes of these Bylaws, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. Holiday as used herein means any day on which national banking associations in the State of West Virginia are closed. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

(b) One (1) Day’s Notice. In any case where only one (1) day’s notice is being given, notice must be given at least twenty four (24) hours in advance of the date and time specified for the meeting in question, by delivery in person, telephone, telex, TWX, facsimile transmission or similar means of communication.

Section 1004. Waiver of Notice. Whenever any notice is required to be given by law or the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE XI. CONFLICTS OF INTEREST.

Section 1101. Interested Directors, Officers and Shareholders. No contract or transaction between the Corporation and one or more of its shareholders, directors, or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, or in which one or more of its shareholders has an interest, shall be void or voidable solely for such reason, or solely because the shareholder, director, or officer is present at or participates in the meeting of the Board or shareholders which authorizes the contract or transaction, or solely because his, her, its or their votes are counted for that purpose, if:

(a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board and the Board in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

(b) the material facts as to his, her or its relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c) the contract or transaction is fair and reasonable as to the Corporation as of the time it is authorized, approved, or ratified by the Board or the shareholders.

Common or interested directors may not be counted in determining the presence of a quorum at a meeting of the Board which authorizes the contract or transaction, unless there are an insufficient number of disinterested directors in office to constitute a quorum.

ARTICLE XII. ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS AND REPEALS.

Section 1201. Adoption and Effective Date. These Bylaws have been adopted as the Bylaws of the Corporation and shall be effective immediately as of the date of adoption.

Section 1202. Amendments or Repeals.

Section Involved	Date Amended or Repealed	Adopted By